Exhibit 4(E)

SIERRA PACIFIC POWER COMPANY

OFFICER’S CERTIFICATE

May 3, 2004

     I, the undersigned officer of Sierra Pacific Power Company (the “Company”), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated February 10, 2004, and Sections 1.04, 2.01, 3.01, 4.01(a) and 4.03(b)(i) of the General and Refunding Mortgage Indenture dated as of May 1, 2001, as heretofore supplemented to the date hereof (as heretofore supplemented, the “Indenture”), between the Company and The Bank of New York, as Trustee (the “Trustee”). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture, unless the context clearly requires otherwise. Based upon the foregoing, I hereby certify on behalf of the Company as follows:

     1. The terms and conditions of the Securities of the series described in this Officer’s Certificate are as follows (the lettered subdivisions set forth in this Paragraph 1 corresponding to the lettered subdivisions of Section 3.01 of the Indenture):

(a) The Securities of the ninth series to be issued under the Indenture shall be designated “General and Refunding Mortgage Notes, Series J, due 2009” (the “Series J Notes”).

(b) The Series J Notes shall initially be authenticated and delivered in the aggregate principal amount of $80,000,000. Additional Series J Notes may be authenticated and delivered only in exchange for or in replacement of Series J Notes previously authenticated and delivered.

(c) Not applicable.

(d) The principal of the Series J Notes shall be payable by the Company in whole or in installments on such date or dates as the Company has any principal repayment or purchase price obligations under Sections 4.2(a) or (b) of the Financing Agreement dated as of March 1, 2001 (the “Financing Agreement”) between the Company and Washoe County, Nevada (the “Issuer”) in respect of the Issuer’s Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2001 (the “Series 2001 Bonds”) issued under the Indenture of Trust dated as of March 1, 2001 (the “Series 2001 Indenture”) between the Issuer and The Bank of New York, as trustee (the “Series 2001 Bond Trustee”), or in whole on the Stated Maturity of the Series J Notes (if not previously paid or deemed paid). The Stated Maturity of the Series J Notes shall be July 1, 2009.

   The obligation of the Company to make any payment of the principal on the Series J Notes shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has made a payment under Section 4.2(a) of the Financing Agreement in respect of the principal of the Series 2001 Bonds or has made a payment or is deemed to have made a payment under Section 4.2(b) of the Financing Agreement in respect of the purchase price of Series 2001 Bonds tendered for purchase on July 1, 2009. If the Company shall fail to make any such payment in respect of principal or purchase price in respect of the Series 2001 Bonds as required under Sections 4.2(a) or (b) of the Financing Agreement, it shall be deemed to be a default, for the purposes of Section 10.01(b) of the Indenture, in the payment of an amount of principal of the Series J Notes equal to the amount of such unpaid principal or purchase price in respect of the Series 2001 Bonds (but, in no event, shall such principal amount payable exceed the aggregate principal amount of the Series J Notes).

(e) The Series J Notes shall bear interest at such rate per annum as shall cause the amount of interest on the Series J Notes to be equal to the amount in respect of interest and premium, if any, payable by the Company pursuant to the Financing Agreement in respect of the Term Rate Period (as defined under the Series 2001 Indenture) effective on May 3, 2004 and ending on and including June 30, 2009 (the “Current Term Rate Period”). Such interest on the Series J Notes shall be payable on the same date or dates as payment in respect of such interest and premium, if any, is payable by the Company from time to time under the Financing Agreement, until the maturity of the Series J Notes (whether at their Stated Maturity or upon redemption or acceleration).

   The amounts payable by the Company from time to time under the Financing Agreement in respect of interest and premium, if any, on the Series 2001 Bonds, the basis on which such amounts are computed and the dates on which such amounts are payable are set forth in the Financing Agreement and the Series 2001 Indenture. The obligation of the Company to make any payment of interest on the Series J Notes shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has made the payments in respect of interest and premium, if any, on the Series 2001 Bonds required under Section 4.2(a) of the Financing Agreement. If the Company shall fail to make any payment in respect of interest or premium, if any, on the Series 2001 Bonds as required under Section 4.2(a) of the Financing Agreement, it shall be deemed to be a default, for purposes of Section 10.01(a) of the Indenture, in the payment of an amount of interest on the Series J Notes equal to the amount of such unpaid amounts in respect of the Series 2001 Bonds.

   The amount of interest that shall be payable upon a declaration of acceleration of the Maturity of the Series J Notes pursuant to Section 10.02 of the Indenture shall be the amount of accrued and unpaid interest and premium, if any, on the Series 2001 Bonds to the date of such declaration.

(f) The Corporate Trust Office of The Bank of New York in New York, New York shall be the place at which (i) the principal of and interest on the Series J Notes shall be payable, (ii) registration of transfer of the Series J Notes may be effected, (iii) exchanges of the Series J Notes may be effected and (iv) notices and demands to or upon the

Company in respect of the Series J Notes and the Indenture may be served; and The Bank of New York shall be the Security Registrar for the Series J Notes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, with the consent of the Series 2001 Bond Trustee, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Reno, Nevada as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Series J Notes. The principal of the Series J Notes shall be payable without the presentment or surrender thereof.

(g) Not applicable.

(h) Not applicable.

(i) The Series J Notes are issuable only in denominations of $80,000,000.

(j) Not applicable.

(k) Not applicable.

(l) Not applicable.

(m) See subsections (d) and (e) above.

(n) Not applicable.

(o) Not applicable.

(p) Not applicable.

(q) Each of the Series J Notes shall be evidenced by a registered Series J Note in the principal amount and denomination of Eighty Million Dollars ($80,000,000). The Series J Notes shall be dated May 3, 2004 and shall mature on July 1, 2009, unless sooner paid, and shall bear interest at the rate specified in subsection (e) above. The Series J Notes may be executed by the Company and delivered to the Trustee for authentication and delivery. The principal of and interest on the Series J Notes shall be payable at the Corporate Trust Office of the Trustee in New York, New York.

   The initial Series J Note shall be identified by the number J-1 and additional Series J Notes shall be numbered consecutively from J-2 upwards. The Series J Notes shall upon issuance be delivered by the Company to, and registered in the name of, the Series 2001 Bond Trustee, and shall be transferable only as required to effect an assignment thereof to a successor-in-interest of the Series 2001 Bond Trustee under the Series 2001 Indenture. The Series J Notes are to be delivered to the Series 2001 Bond Trustee as security for the payment by the Company of its obligations under the Financing Agreement. The Series J Notes shall be held by the Series 2001 Bond Trustee subject to the terms of a Delivery Agreement, dated as of May 3, 2004, between the Company and the Series 2001 Bond Trustee.

   Series J Notes issued upon transfer or exchange shall be numbered consecutively from J-2 upwards and issued in the same $80,000,000 denomination but, to the extent that the aggregate outstanding principal amount of the Series 2001 Bonds shall have theretofore been reduced, the registered holder thereof shall duly note on the Series J Notes a like reduction in such amount in the principal in the Schedule of Prepayments to such Series J Note and upon any transfer of said Series J Note, such Schedule of Prepayments shall transfer to the subsequently issued Series J Note.

   See also subsection (s) below.

(r) Not applicable.

(s) The holder of each Series J Note by acceptance of the Series J Note agrees to restrictions on transfer and to waivers of certain rights of exchange as set forth herein. In addition, the Series J Notes will not be registered under the Securities Act of 1933 and the Series J Notes may not be transferred without compliance with applicable securities laws. The Series J Notes are not transferable except to a successor to the Series 2001 Bond Trustee under the Series 2001 Indenture.

(t) For purposes of the Series J Notes, “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks and foreign exchange markets are open for business, including dealings in deposits in U.S. dollars, in New York.

(u) The Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on the Series J Notes, when such payment is required to be made as provided therein, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Series 2001 Bond Trustee, signed by an authorized officer of the Series 2001 Bond Trustee, stating that the payment in respect of principal or purchase price of or interest or premium, if any, on the Series 2001 Bonds has not been fully paid or provided for when due under the terms of the Financing Agreement and specifying the amount of funds required to make such payment.

   The Series J Notes shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit A, and shall be issued in substantially such form.

       2. The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Series J Notes and in respect of compliance with which this certificate is made.

           The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

     In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

     In the opinion of the undersigned, such conditions and covenants have been complied with.

     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

By:

Michael W. Yackira
Executive Vice President and Chief Financial
Officer

Received on
May 3, 2004

THE BANK OF NEW YORK,
as Trustee

By:

Name:	Stacey B. Poindexter
Title:	Assistant Vice President

Exhibit A

Form of Series J Notes

     NOTE: THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER AND TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AS SET FORTH BELOW. IN ADDITION, THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH NOTE MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

     THIS NOTE IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO THE SERIES 2001 BOND TRUSTEE UNDER THE SERIES 2001 INDENTURE REFERRED TO HEREIN.

SIERRA PACIFIC POWER COMPANY
General and Refunding Mortgage Note, Series J, due 2009

Original Interest Accrual Date: May 3, 2004	Redeemable by Company: Yes	No X
Stated Maturity: July 1, 2009	Redemption Date: N/A
Interest Rate: See below	Redemption Price: N/A
Interest Payment Dates: See below
Regular Record Dates: N/A

This Security is not a Discount Security
within the meaning of the within-mentioned Indenture.

Principal Amount
$80,000,000	No. J-1

     SIERRA PACIFIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to THE BANK OF NEW YORK, as trustee (the “Series 2001 Bond Trustee”) under the Indenture of Trust dated as of March 1, 2001 (the “Series 2001 Indenture”) between the Series 2001 Bond Trustee and Washoe County, Nevada (the “Issuer”), the principal sum of EIGHTY MILLION DOLLARS, or such lesser amount as set forth herein.

     Capitalized terms used herein and not defined herein shall have the meanings specified in the Indenture (as defined below), unless otherwise noted. Section headings in this Note are for convenience only and shall not affect the construction hereof.

     1. Principal. The principal of this Note shall be payable by the Company in whole or in installments on such date or dates as the Company has any principal repayment or purchase price obligations under Sections 4.2(a) or (b) of the Financing Agreement dated as of March 1, 2001 (the “Financing Agreement”) between the Company and the Issuer in respect of the Issuer’s Water Facilities

Refunding Revenue Bonds (Sierra Pacific Power Company Project), Series 2001 (the “Series 2001 Bonds”), or in whole on the Stated Maturity specified above (if not previously paid or deemed paid).

     The obligation of the Company to make any payment of principal on this Note shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied or discharged to the extent that the Company has made a payment under Section 4.2(a) of the Financing Agreement in respect of the principal of the Series 2001 Bonds or has made a payment or is deemed to have made a payment under Section 4.2(b) of the Financing Agreement in respect of the purchase price of Series 2001 Bonds tendered for purchase on July 1, 2009. If the Company shall fail to make any payment in respect of principal or purchase price of the Series 2001 Bonds as required under Sections 4.2(a) or (b) of the Financing Agreement, it shall be deemed to be a default, for purposes of Section 10.01(b) of the Indenture, in the payment of an amount of principal of this Note equal to the amount of such unpaid principal or purchase price in respect of the Series 2001 Bonds (but, in no event, shall such principal amount payable exceed the aggregate principal amount of this Note).

     2. Interest. This Note shall bear interest at such rate per annum as shall cause the amount of interest on this Note to be equal to the amount in respect of interest and premium, if any, payable by the Company pursuant to the Financing Agreement in respect of the Term Rate Period (as defined in the Series 2001 Indenture) effective on May 3, 2004 and ending on and including June 30, 2009 (the “Current Term Rate Period”). The interest on this Note shall be payable on the same date or dates as payment in respect of such interest and premium, if any, are payable by the Company from time to time under the Financing Agreement, until the maturity of this Note (whether at the Stated Maturity as specified above or upon redemption or acceleration).

     The amounts payable by the Company from time to time under the Financing Agreement in respect of interest and premium, if any, on the Series 2001 Bonds, the basis on which such amounts are computed and the dates on which such amounts are payable are set forth in the Financing Agreement and the Series 2001 Indenture. The obligation of the Company to make any payment of interest on this Note shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has made the payments in respect of interest and premium, if any, on the Series 2001 Bonds required under Section 4.2(a) of the Financing Agreement. If the Company shall fail to make any payment in respect of interest or premium, if any, on the Series 2001 Bonds as required under Section 4.2(a) of the Financing Agreement, it shall be deemed to be a default, for purposes of Section 10.01(a) of the Indenture, in the payment of an amount of interest on this Note equal to the amount of such unpaid amounts in respect of the Series 2001 Bonds.

     The amount of interest that shall be payable upon a declaration of acceleration of the maturity of this Note pursuant to Section 10.02 of the Indenture shall be the amount of accrued and unpaid interest and premium, if any, on the Series 2001 Bonds to the date of such declaration.

     3. Terms of Issuance. This Note is issued to the Series 2001 Bond Trustee by the Company to secure the Company’s payment obligations pursuant to Sections 4.2(a) and (b) of the Financing Agreement in respect of the Current Term Rate Period, in connection with the remarketing of the Series 2001 Bonds on May 3, 2004 and the purchase and reoffering thereof by Lehman Brothers, Inc. (“Lehman”) pursuant to the Bond Purchase Agreement, dated as of April 20, 2004 (the “Bond Purchase Agreement”) among the Company and Lehman, as remarketing agent and as underwriter. This Note shall be held by the Series 2001 Bond Trustee subject to the terms of the Delivery Agreement dated as of May 3, 2004 between the Company and the Series 2001 Bond Trustee.

2

     4. Paying Agent and Security Registrar. The Corporate Trust Office of The Bank of New York in New York, New York shall be the place at which, with respect to this Note and the Indenture, as applicable, (i) the principal of and interest shall be payable, (ii) registration of transfer may be effected, (iii) exchanges may be effected and (iv) notices and demands to or upon the Company may be served; and The Bank of New York shall be the Security Registrar for this Note; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, with the consent of the Series 2001 Bond Trustee, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Reno, Nevada as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for this Note. The principal of this Note shall be payable without the presentment or surrender thereof.

     5. Indenture; Security. This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under and equally secured by a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and The Bank of New York, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Note is one of the series designated above.

     6. Sinking Fund; Optional Redemption. The Notes of this series will not be entitled to the benefit of any sinking fund or optional redemption provisions.

     7. Event of Default. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture and herein.

     8. Supplemental Indentures. The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities.

3

     9. Consents and Waivers. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     10. Person Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Security Register for the Notes of this series as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and interest on this Note and for all other purposes, whether or not this Note be overdue, and neither the Company nor the Trustee shall be affected by any notice to the contrary; and all such payments so made to such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums paid.

     11. Satisfaction and Discharge. The Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on this Note, when such payment is required to be made as provided herein, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Series 2001 Bond Trustee, signed by an authorized officer of the Series 2001 Bond Trustee, stating that the payment in respect of principal or purchase price of or interest or premium, if any, on the Series 2001 Bonds has not been fully paid or provided for when due under the terms of the Financing Agreement and specifying the amount of funds required to make such payment.

     12. Transfer. This Note is not transferable except to a successor to the Series 2001 Bond Trustee under the Series 2001 Indenture. Before any transfer of this Note by the registered holder or his or its legal representative will be recognized or given effect by the Company or the Trustee, the registered holder shall note the amounts of reductions, if any, in the aggregate outstanding principal amount of the Series 2001 Bonds, and shall notify the Company and the Trustee of the name and address of the transferee and shall afford the Company and the Trustee the opportunity of verifying the notation as to such reductions.

     13. No Recourse. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Note or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or any successor corporation, either directly or through the Company or of any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto or in any of the Notes or coupons thereby secured, or implied therefrom.

     14. Business Day. For the purposes of this Note, “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks and foreign exchange markets are open for business, including dealings in deposits in U.S. dollars, in New York.

4

     15. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     16. Certificate of Authentication. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page is intentionally left blank.]

5

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SIERRA PACIFIC POWER COMPANY

By:
Name: Title:

CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: May 3, 2004

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

6